Exhibit 99.1

John Tietjen Chief Financial Officer Sterling Bancorp john.tietjen@sterlingbancorp.com 212.757.8035	Rich Tauberman Investor Relations/Media Relations MWW Group rtauberman@mww.com 201.507.9500
Sterling Bancorp to Announce Full Year 2005 Financial Results
New York, NY, January 30, 2006 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, will issue its financial results for the fiscal year and fourth quarter ended December 31, 2005, before the market opens on Tuesday, January 31, 2006. In addition, Sterling will hold a conference call on Tuesday, January 31, 2006 at 10:00 AM EST to discuss the financial results.
To access the conference call live, interested parties may dial (866) 835-8903 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at 1:00 PM EST on Tuesday, January 31, 2006 until 11:59 PM EST on Tuesday, February 7, 2006. To access the replay by telephone, interested parties may dial (888) 266-2081 and enter the access code 849160.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.1 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey, Virginia and North Carolina and conducts business throughout the U.S.
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